Exhibit 99.1

                 SUREWEST COMMUNICATIONS TO FREEZE PENSION PLAN

     ROSEVILLE, Calif., Feb. 23 /PRNewswire-FirstCall/ -- Leading independent telecommunications holding company SureWest Communications (Nasdaq: SURW) announced that it will amend and freeze its Defined Benefit Pension Plan effective April 1, 2007.

     (Logo: http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO)

     The amendment closes the plan to future employees and discontinues future benefit accruals for current employees. No employees will lose their previously earned pension benefit; it will be paid to the employee after retirement.

     The Company has also introduced its Total Rewards Program, connect2success, which is putting in place other forms of employee benefits such as enhanced educational reimbursement options, enhanced employee recognition programs and revisions to certain compensation policies.

     SureWest has a Defined Contribution KSOP plan in place for all employees, and the company currently provides a match of 100% of contributions up to 6% of pay. The KSOP plan will remain in place and the company is considering enhancing the KSOP plan by adding features such as loan provisions, automatic enrollment and additional investment choices.

     "We have worked very hard to develop a total compensation and benefit package that rewards outstanding performance and meets the needs of our employees," commented Steve Oldham, SureWest's president and chief executive officer. "The changes we have made to the pension plan are consistent with what is occurring throughout the country. What we have found is that only a very small percentage of our current employees will ultimately get full benefit from the current pension plan, so it makes absolute sense to freeze that benefit and reward employees in other ways."

     Cash contributions to the Defined Benefit Pension Plan have ranged from $3 million to $9 million over the last 5 years. Annual service cost has averaged approximately $5 million over that same time frame.

     About SureWest Communications

     Serving the Northern California region for more than 90 years, SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers. SureWest's bundled offerings include an array of advanced digital video, high-speed Internet, local and long distance telephone, PCS wireless and directories services. SureWest's fiber-to-the- premise IP-based network features high-definition video and Internet speeds of up to 50 Mbps.

     Safe Harbor Statement

     Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

     Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

     Contact: Karlyn Oberg
     Director of Investor Relations
     916-786-1799
     k.oberg@surewest.com

SOURCE  SureWest Communications
     -0-                             02/23/2007
     /CONTACT: Karlyn Oberg, Director of Investor Relations, SureWest Communications, +1-916-786-1799, or k.oberg@surewest.com/
     /Photo:  http://www.newscom.com/cgi-bin/prnh/20050908/SFSUREWESTLOGO
               AP Archive:  http://photoarchive.ap.org
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     /Web site:  http://www.surewest.com/
     (SURW)